EXHIBIT  11

Ugly  Duckling  Corporation
Schedule  of  Computation  of  Earnings  Per  Common  Share

                                                3 Mos       3 Mos        3 Mos       3 Mos
                                                Ended       Ended        Ended       Ended
                                               June 30,    June 30,     June 30,    June 30,
                                                1996         1996        1995        1995
                                             -----------  ----------  ----------  ----------
                                                            Fully                   Fully
                                               Primary     Diluted     Primary     Diluted
                                             -----------  ----------  ----------  ----------
Net earnings (loss)                          $1,083,000   1,083,000    (283,000)   (283,000)

Preferred dividends                            (267,000)   (267,000)          -           -
                                             -----------  ----------  ----------  ----------

Net earnings (loss)available to common
   shares                                       816,000     816,000    (283,000)   (283,000)
                                             ===========  ==========  ==========  ==========


Earnings (loss) per common share             $     0.13        0.13       (0.05)      (0.05)
                                             ===========  ==========  ==========  ==========


Weighted average common shares outstanding    5,984,480   5,984,480   5,521,600   5,521,600

Common equivalent shares outstanding
  using the treasury stock method               395,552     413,824     370,513     370,513
                                             -----------  ----------  ----------  ----------

Weighted average common and common
  equivalent shares outstanding               6,380,032   6,398,304   5,892,113   5,892,113
                                             ===========  ==========  ==========  ==========

Ugly  Duckling  Corporation
Schedule  of  Computation  of  Earnings  Per  Common  Share,  continued

                                                3 Mos       3 Mos        3 Mos       3 Mos
                                                Ended       Ended        Ended       Ended
                                               June 30,    June 30,     June 30,    June 30,
                                                1996         1996        1995        1995
                                             -----------  ----------  ----------  ----------
                                                            Fully                   Fully
                                               Primary     Diluted     Primary     Diluted
                                             -----------  ----------  ----------  ----------
Net earnings (loss)                          $2,148,000   2,148,000    (748,000)   (748,000)

Preferred dividends                            (567,000)   (567,000)          -           -
                                             -----------  ----------  ----------  ----------
Net earnings (loss)available to common
  shares                                      1,581,000   1,581,000    (748,000)   (748,000)
                                             ===========  ==========  ==========  ==========


Earnings (loss) per common share             $     0.26        0.26       (0.13)      (0.13)
                                             ===========  ==========  ==========  ==========


Weighted average common shares outstanding    5,753,040   5,753,040   5,521,600   5,521,600

Common equivalent shares outstanding
  using the treasury stock method               383,033     392,169     370,513     370,513
                                             -----------  ----------  ----------  ----------

Weighted average common and common
  equivalent shares outstanding               6,136,073   6,145,209   5,892,113   5,892,113
                                             ===========  ==========  ==========  ==========